FIFTH AMENDMENT TO THE SERVICE AGREEMENT AMONG
VAN ECK SECURITIES CORPORATION, PRINCIPAL LIFE INSURANCE COMPANY, PRINCIPAL NATIONAL LIFE INSURANCE COMPANY AND PRINCOR FINANCIAL SERVICES CORPORATION

For good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree to amend the Service Agreement dated November 28, 2007, as amended ("the Agreement"), among Van Eck Securities Corporation, Principal Life Insurance Company, Principal National Life Insurance Company and Princor Financial Services Corporation as follows:

1.
The first sentence of Section 3 is hereby deleted and replaced with the following: "In consideration for the services to be provided by Company to the Contract owners pursuant to this Agreement, the Distributor will calculate and pay, or cause one or more of the Distributor's affiliates to pay, and Company will be entitled to receive a fee at annualized rate as stated in Exhibit A of the average aggregate amount invested in the Funds under the Contracts issued by the Variable Accounts for the applicable period."

2.	Section 11 is hereby amended by deleting the text following "If to the Distributor" and replacing it with the below:

Van Eck Securities Corporation 666 Third Avenue, 9th Floor New York, New York 10017 Attn: General Counsel

With electronic mail copy to: legalnotices@vaneck.com

3.	Exhibit A is hereby deleted in its entirety and replaced with Exhibit A attached hereto.

4.	"Principal Pivot Variable Annuity III" is hereby added to the list of Variable Annuity Contracts in Section 2 of Exhibit B.

All other terms of the Agreement shall remain in full force and effect.

[Signature page follows]

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed in its name and on its behalf by its duly authorized representative as of this date, May 1, 2018.

PRINCIPAL LIFE INSURANCE COMPANY

By: /s/ Sara Wiener
Name: Sara Wiener
Title: Senior Vice President - Annuities

PRINCIPAL NATIONAL LIFE INSURANCE COMPANY

By: /s/ Todd A. Jones
Name: Todd A. Jones
Title: Assistant Director Product Management

PRINCOR FINANCIAL SERVICES CORPORATION

By: /s/ Marty Richardson
Name: Marty Richardson
Title: Vice President Broker Dealer Operations

VAN ECK SECURITIES CORPORATION

By: /s/ Bruce J. Smith
Name: Bruce J. Smith
Title: Senior Vice President

EXHIBIT A

Name of Fund-Class	Revenue Sharing Fee	12b-1 Fee
VanEck VIP Global Hard Assets Fund - Initial Class	25 bps	none
VanEck VIP Global Hard Assets Fund - Class S	15 bps	25 bps